CONTACT:     David S. Collins        Devin Sullivan
Chief Financial Officer    Senior Vice President
(630) 845-4500        The Equity Group Inc.
(212) 836-9608

FOR IMMEDIATE RELEASE

FUEL TECH REPORTS 2014 SECOND QUARTER FINANCIAL RESULTS

Q2 2014 Overview

•	Revenues of $20.2 million compared to $29.1 million in Q2 2013

•	Gross profit of $8.5 million, or 42.1% of revenue, compared to $11.9 million, or 40.9% of revenue, in Q2 2013

•	Net loss was $720,000, or $0.03 per diluted share, compared to a net income of $1.2 million, or $0.05 per diluted share, in Q2 2013

•	At June 30, 2014 total cash and equivalents of $17.0 million, or $0.74 per diluted share

•	No long-term debt

WARRENVILLE, Ill., August 11, 2014 - Fuel Tech, Inc. (NASDAQ: FTEK), a world leader in advanced engineering solutions for the optimization of combustion systems and emissions control in utility and industrial applications, today reported financial results for the second quarter (Q2) and six months ended June 30, 2014. Results include the operations of Cleveland Roll Forming Environmental Division, Inc. and FGC Corporation (collectively, "PECO-FGC") from the date of their acquisition on April 30, 2014.

Q2 2014 Results Overview
Consolidated revenues for Q2 2014 were $20.2 million as compared to $29.1 million in Q2 2013, reflecting slower U.S. activity within our Air Pollution Control technology segment ("APC") including an anticipated reduction in activity from a large project in Chile that is nearing completion.
Operating loss was $671,000 as compared to operating income of $2.1 million in Q2 2013. Net loss for Q2 2014 was $720,000, or $0.03 per diluted share, compared to a net income of $1.2 million in Q2 2013.
APC segment revenues in Q2 2014 declined to $11.3 million from $20.2 million in Q2 2013, which is due to decreased project activity as reflected in the relative size of our backlog at year end compared to the previous year. PECO-FGC contributed $2.6 million of revenue in Q2 2014.

APC gross profit declined to $3.6 million, or 32.0% of segment revenues, from $7.2 million, or 35.4% of segment revenues, in Q2 2013. PECO-FGC contributed $1.2 million of gross margin in Q2 2014.
The FUEL CHEM® segment generated revenues of $8.9 million during Q2 2014 which was flat compared to the revenues in Q2 2013. The gross margins during the three-month periods ended June 30, 2014 and 2013 were 55.1% and 53.2%, respectively. The FUEL CHEM segment did experience some customer outages during the quarter and continues to operate in an environment challenged by low natural gas prices and low electricity demand, which leads to fuel switching and units operating below capacity. However, FUEL CHEM has maintained its customer base and overall profit margin, and we continue to pursue promising growth opportunities both domestically and internationally. These opportunities are expected to positively impact FUEL CHEM's operations in the second half of 2014.
Year to Date 2014 Results Overview
Consolidated revenues for the six-month period ended June 30, 2014 were $38.9 million as compared to $51.6 million in the same period a year ago, reflecting the aforementioned slower U.S. activity within our APC technology segment and the decline in activity from our Chilean project that is nearing completion.
Operating loss was $1.8 million as compared to operating income of $2.2 million in the prior six-month period. The year-to-date net loss was $1.8 million, or $0.08 per diluted share, compared to a net income of $1.2 million in same prior year period.
APC segment revenues in the six-month period ended June 30, 2014 declined to $22.0 million from $33.2 million in 2013. During these same periods, APC gross profit declined to $7.3 million, or 33.2% of segment revenues, from $11.5 million, or 34.7% of segment revenues, in Q2 2013. PECO-FGC contributed $2.6 million of revenue and $1.2 million of gross margin in the 2014 year-to-date period.
Capital projects backlog in the APC segment stood at $17.7 million at June 30, 2014 compared to $22.4 million at December 31, 2013. This decline was due to the work progress on our large Chile project and slower U.S. bookings in Q2 2014. PECO-FGC backlog totaled $3.7 million at June 30, 2014.
The FUEL CHEM segment generated revenues of $16.8 million during the six-month period compared to $18.4 million in 2013. This decrease is the result of slower demand during the first quarter stemming from the aforementioned factors in the macro FUEL CHEM market. The gross margins during the six-month periods ended June 30, 2014 and 2013 were 53.8% and 53.2%, respectively.
Selling, general and administrative (SG&A) expenses for the three- and six-month periods ending June 30, 2014 were $9.0 million and $17.7 million, respectively, and $9.3 million and $17.8 million for the same periods a year ago. On a net-dollar basis the change in SG&A costs compared to the respective periods a year ago are relatively flat.

Fuel Tech's research and development expenses for the three- and six-months periods ended June 30, 2014 declined to $0.2 million and $0.5 million, from the comparable prior year amounts of $0.4 million and $1.4 million. The decreased spending levels are related to the timing and nature of R&D projects in process at any given time and are not indicative of a lesser commitment to R&D activities. We will continue to focus on commercial applications for our technologies outside of our traditional markets, and in the development and analysis of new technologies that could represent incremental market opportunities.
Douglas G. Bailey, Chairman, President and Chief Executive Officer, commented, “Our results for Q2 2014 reflect a domestic APC market that has unquestionably slowed, but is transitioning towards an environment of renewed regulatory compliance following the April 2014 revival of the EPA’s Cross State Air Pollution Rule (CSAPR), which mandates that so-called “upwind states” reduce emissions from coal-fired power plants of sulfur dioxide (SO2) and nitrogen oxides (NOx), with additional regulatory clarity still to come.  We are prepared to respond quickly to this opportunity, and our sales and marketing infrastructure will help ensure that we can secure a significant share of CSAPR-generated contract awards.  We have near-term visibility into a pipeline of potential domestic APC project opportunities, which may strengthen following the re-implementation of CSAPR.
“Fuel Tech continues to broaden its presence in the global air pollution control market. We are pleased with the performance of our recently acquired PECO-FGC business, which has provided access into a growing particulate control market, a substantial opportunity as coal-fired power plants throughout the U.S. and abroad are creating strategies to meet upcoming regulations.  We are marketing this latest addition to our solutions portfolio to our domestic and international client base,where our particulate control solutions can address a critical, growing public health issue.”
Mr. Bailey continued, “We are also seeing promising business development opportunities within our FUEL CHEM business segment, where our margin profile remains robust.”
Conference Call
Management will host a conference call on Tuesday, August 12, 2014 at 9:00 AM ET to discuss the results.

•	(877) 280-4961 (Domestic)

•	(857) 244-7318 (International)

•	Passcode: FUEL TECH

A replay of the call will be available on our website, and can be accessed by dialing (888) 286-8010 (domestic) or (617) 801-6888 (international) and using the passcode “19490645.”  The replay will be available through September 6, 2014.
About Fuel Tech

Fuel Tech is a leading technology company engaged in the worldwide development, commercialization and application of state-of-the-art proprietary technologies for air pollution control, process optimization, and advanced engineering services.  These technologies enable customers to produce both energy and processed materials in a cost-effective and environmentally sustainable manner.

The Company’s nitrogen oxide (NOx) reduction technologies include advanced combustion modification techniques - such as Low NOx Burners and Over-Fire Air systems - and post-combustion NOx control approaches, including NOxOUT® and HERT™ SNCR systems, ASCR™ Advanced Selective Catalytic Reduction systems, NOxOUT-SCR®, NOxOUT CASCADE®, and I-NOx™ Integrated NOx Reduction Systems, which utilize various combinations of these systems, along with the ULTRA™ process for safe ammonia generation. These technologies have established Fuel Tech as a leader in NOx reduction, with installations on over 800 units worldwide, where coal, fuel oil, natural gas, municipal waste, biomass and other fuels are utilized.
Fuel Tech’s technologies for particulate control include Electrostatic Precipitator (ESP) products and services include ESP Inspection Services, Performance Modeling, Performance and Efficiency Upgrades, along with complete turnkey capability for ESP retrofits, with more than 60 major rebuilds on units up to 700 MW. Flue gas conditioning (FGC) systems include treatment using sulfur trioxide (SO3) and ammonia (NH3) based conditioning to improve the performance of ESPs by modifying the properties of the fly ash particle. FGC systems offer a lower capital cost approach to improving ash particulate capture versus the alternative of installing larger ESPs or utilizing fabric filter technology to meet targeted emissions and opacity limits. Fuel Tech’s particulate control technologies have been installed on more than 125 units worldwide.
The Company’s FUEL CHEM® technology revolves around the unique application of chemicals to improve the efficiency, reliability, fuel flexibility and environmental status of combustion units by controlling slagging, fouling, corrosion, opacity and operational issues associated with sulfur trioxide, ammonium bisulfate, particulate matter (PM2.5), carbon dioxide, and NOx.  The Company has experience with this technology, in the form of a customizable FUEL CHEM program, on over 110 combustion units burning a wide variety of fuels including coal, heavy oil, biomass, and municipal waste.
Fuel Tech also provides a range of combustion optimization services, including airflow testing, coal flow testing and boiler tuning, as well as services to help optimize selective catalytic reduction system performance, including catalyst management services and ammonia injection grid tuning.  In addition, flow corrective devices and physical and computational modeling services are available to optimize flue gas distribution and mixing in both power plant and industrial applications.
Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software.  These capabilities, coupled with the Company’s innovative technologies and multi-disciplined team approach, enable Fuel Tech to provide practical solutions to some of our customers’ most challenging problems.  For more information, visit Fuel Tech’s web site at www.ftek.com.

This press release may contain statements of a forward-looking nature regarding future events. These statements are only predictions and actual events may differ materially. Please refer to documents that Fuel Tech files from time to time with the Securities and Exchange Commission for a discussion of certain factors that could cause actual results to differ materially from those contained in the forward-looking statements.

FUEL TECH, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share and per share data)

	June 30, 2014	December 31, 2013

Assets
Current assets:
Cash and cash equivalents	$16,906	$27,738
Marketable securities	54	30
Accounts receivable, net of allowance for doubtful accounts of $1,266 and $1,189, respectively	36,344	36,974
Inventories	1,360	443
Prepaid expenses and other current assets	2,959	2,196
Prepaid income taxes	1,935	1,407
Deferred income taxes	771	477
Total current assets	60,329	69,265
Property and equipment, net of accumulated depreciation of $21,014 and $20,077, respectively	13,407	13,027
Goodwill	28,519	21,051
Other intangible assets, net of accumulated amortization of $5,498 and $5,108, respectively	4,063	4,305
Other assets	1,871	2,410
Total assets	$108,189	$110,058
Liabilities and Shareholders’ Equity
Current liabilities:
Short-term debt	$2,355	$1,636
Accounts payable	8,509	9,920
Accrued liabilities:
Employee compensation	1,758	4,460
Other accrued liabilities	7,172	4,630
Total current liabilities	19,794	20,646
Deferred income taxes	144	59
Other liabilities	509	730
Total liabilities	20,447	21,435
Shareholders’ equity:
Common stock, $.01 par value, 40,000,000 shares authorized, 22,993,435 and 22,701,613 shares issued, and 22,835,325 and 22,592,956 shares outstanding, respectively	230	227
Additional paid-in capital	134,328	132,796
Accumulated deficit	(45,833)	(44,027)
Accumulated other comprehensive (loss) income	(306)	37
Nil coupon perpetual loan notes	76	76
Treasury stock, 158,110 and 108,657 shares in 2014 and 2013, respectively, at cost	(753)	(486)
Total shareholders’ equity	87,742	88,623
Total liabilities and shareholders’ equity	$108,189	$110,058

FUEL TECH, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except share and per-share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues	$20,190	$29,092	$38,851	$51,576
Costs and expenses:
Cost of sales	11,677	17,227	22,487	30,279
Selling, general and administrative	8,959	9,307	17,703	17,765
Research and development	225	430	469	1,363
	20,861	26,964	40,659	49,407
Operating (loss) income	(671)	2,128	(1,808)	2,169
Interest expense	(34)	(10)	(63)	(10)
Interest income	6	14	17	29
Other expense	(39)	(129)	(69)	(209)
(Loss) income before income taxes	(738)	2,003	(1,923)	1,979
Income tax benefit (expense)	18	(767)	117	(764)
Net (loss) income	$(720)	$1,236	$(1,806)	$1,215
Net (loss) income per common share:
Basic	$(0.03)	$0.06	$(0.08)	$0.05
Diluted	$(0.03)	$0.05	$(0.08)	$0.05
Weighted-average number of common shares outstanding:
Basic	22,814,000	22,197,000	22,728,000	22,155,000
Diluted	22,814,000	23,295,000	22,728,000	23,133,000

FUEL TECH, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net (loss) income	$(720)	$1,236	$(1,806)	$1,215
Other comprehensive income (loss):
Foreign currency translation adjustments	151	540	(358)	277
Unrealized (losses) gains from marketable securities, net of tax	(13)	(12)	15	(12)
Total other comprehensive income (loss)	138	528	(343)	265
Comprehensive (loss) income	$(582)	$1,764	$(2,149)	$1,480

FUEL TECH, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Six Months Ended June 30,
	2014	2013
Operating Activities
Net (loss) income	$(1,806)	$1,215
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	944	1,105
Amortization	390	422
Allowance for doubtful accounts	85	152
Deferred income taxes	(141)	613
Stock-based compensation	1,225	665
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	2,584	(11,084)
Inventories	(856)	(202)
Prepaid expenses, other current assets and other non-current assets	(229)	2,584
Accounts payable	(2,451)	221
Accrued liabilities and other non-current liabilities	(1,656)	3,817
Net cash used in operating activities	(1,911)	(492)
Investing Activities
Purchases of property, equipment and patents	(1,193)	(1,326)
Payment for acquisitions, net of cash acquired	(8,079)	—
Net cash used in investing activities	(9,272)	(1,326)
Financing Activities
Proceeds on short-term borrowings	732	799
Proceeds from exercises of stock options	298	—
Excess tax benefit from exercises of stock options	7	—
Treasury shares withheld	(267)	(351)
Net cash provided by financing activities	770	448
Effect of exchange rate fluctuations on cash	(419)	30
Net decrease in cash and cash equivalents	(10,832)	(1,340)
Cash and cash equivalents at beginning of period	27,738	24,453
Cash and cash equivalents at end of period	$16,906	$23,113

FUEL TECH, INC.
BUSINESS SEGMENT FINANCIAL DATA
(Unaudited)
(in thousands)

Information concerning Fuel Tech’s reporting segment net sales and gross margin are provided below:

Three months ended June 30, 2014	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$11,304	$8,886	$—	$20,190
Cost of sales	(7,688)	(3,989)	—	(11,677)
Gross margin	3,616	4,897	—	8,513
Selling, general and administrative	—	—	(8,959)	(8,959)
Research and development	—	—	(225)	(225)
Operating income (loss)	$3,616	$4,897	$(9,184)	$(671)

Three months ended June 30, 2013	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$20,239	$8,853	$—	$29,092
Cost of sales	(13,083)	(4,144)	—	(17,227)
Gross margin	7,156	4,709	—	11,865
Selling, general and administrative	—	—	(9,307)	(9,307)
Research and development	—	—	(430)	(430)
Operating income (loss)	$7,156	$4,709	$(9,737)	$2,128

Six months ended June 30, 2014	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$22,038	$16,813	$—	$38,851
Cost of sales	(14,718)	(7,769)	—	(22,487)
Gross margin	7,320	9,044	—	16,364
Selling, general and administrative	—	—	(17,703)	(17,703)
Research and development	—	—	(469)	(469)
Operating income (loss)	$7,320	$9,044	$(18,172)	$(1,808)

Six months ended June 30, 2013	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$33,186	$18,390	$—	$51,576
Cost of sales	(21,666)	(8,613)	—	(30,279)
Gross margin	11,520	9,777	—	21,297
Selling, general and administrative	—	—	(17,765)	(17,765)
Research and development	—	—	(1,363)	(1,363)
Operating income (loss)	$11,520	$9,777	$(19,128)	$2,169

Note: Fuel Tech is an integrated company that segregates its financial results into two reportable segments, both providing advanced technology and engineering solutions for the optimization of combustion systems in utility and industrial applications. The “Other” classification includes those profit and loss items not allocated by Fuel Tech to each reportable segment.

FUEL TECH, INC.
GEOGRAPHIC INFORMATION
(Unaudited)
(in thousands)
Information concerning Fuel Tech’s operations by geographic area is provided below. Revenues are attributed to countries based on the location of the customer. Assets are those directly associated with operations of the geographic area.

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues:
United States	$13,734	$17,244	$22,963	$30,110
Foreign	6,456	11,848	15,888	21,466
	$20,190	$29,092	$38,851	$51,576

	June 30, 2014	December 31, 2013
Assets:
United States	$79,377	$83,464
Foreign	28,812	26,594
	$108,189	$110,058

FUEL TECH, INC.
RECONCILIATION OF GAAP NET INCOME TO EBITDA AND ADJUSTED EBITDA
(Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net (loss) income	$(720)	$1,236	$(1,806)	$1,215
Interest expense	34	10	63	10
Income tax (benefit) expense	(18)	767	(117)	764
Depreciation expense	451	567	944	1,105
Amortization expense	194	210	390	422
EBITDA	(59)	2,790	(526)	3,516
Stock compensation expense	801	336	1,225	665
ADJUSTED EBITDA	$742	$3,126	$699	$4,181

Adjusted EBITDA
To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (GAAP), the Company has provided an Adjusted EBITDA disclosure as a measure of financial performance. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation expense, amortization expense and stock compensation expense. The Company's reference to these non-GAAP measures should be considered in addition to results prepared in accordance with GAAP standards, but are not a substitute for, or superior to, GAAP results.
Adjusted EBITDA is provided to enhance investors' overall understanding of the Company's current financial performance and ability to generate cash flow, which we believe is a meaningful measure for our investor and analyst communities. In many cases non-GAAP financial measures are utilized by these individuals to evaluate Company performance and ultimately determine a reasonable valuation for our common stock. A reconciliation of Adjusted EBITDA to the nearest GAAP measure of net income (loss) has been included in the financial table above.